Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

TotalEnergies SE

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Shares, par value 2.50 euros per share	Other(3)	1,900,000	$49.22	$93,518,000	$0.0000927	$8,669.12
Total Fee Offset							$7,771.61	(4)
Net Fee Due							$897.51

(1)	The Shares being registered under this registration statement may be represented by the Registrant’s American Depositary Shares. Each American Depositary Share represents one Share.
(2)	The maximum number of Shares to be delivered in the form of Shares or American Depositary Shares that may be offered under the TotalEnergies Holdings USA, Inc. 2022 Employee Shareholder Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(3)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant’s American Depositary Share reported on The New York Stock Exchange on April 7, 2022, which date is within five business days prior to filing this Registration Statement.
(4)	See “Table 2: Fee Offset Claims and Sources” to this Exhibit 107 for information related to the fee offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims(1)	TotalEnergies SE	S-8	333-255455	April 23, 2021		$7,771.61	Equity	Shares, par value 2.50 euros per share	1,566,611	$71,233,802
Fee Offset Sources	TotalEnergies SE	S-8	333-255455		April 23, 2021						$9,425.48(1)

(1)	1,566,611 Shares under the TOTAL Holdings USA, Inc. 2021 Employee Shareholder Plan (“2021 Plan”) remain unsold and are not subject to outstanding awards, and are therefore being removed from registration pursuant to a post-effective amendment to the Form S-8 registration statement (Registration No. 333- 255455), filed on April 23, 2021 (the “Prior Registration Statement”), which is being filed by the Registrant concurrently with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is offsetting the registration fee due under this registration statement by $7,771.61, which represents the portion of the registration fee previously paid with respect to $71,233,802 of unsold securities previously registered on the Prior Registration Statement. The fees paid with respect to the Prior Registration Statement were offset from previous registration statements filed by the Registrant, which were subsequently removed from registration pursuant to posteffective amendments.